SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (hereinafter referred to as the "Agreement") made and entered into this 1st day of May, 2007, by and between Music Law Group (hereinafter referred to as "Sub-Lessor") and Gateway Certifications, Inc. (hereinafter referred to as "Sub-Lessee").

RECITALS

1.

Sub-Lessor is the lessee of certain real property located at 250 West 57th Street, Suite 917, New York, New York 10107 (the “Office”).

2.

Sub-Lessor is desirous of leasing a portion of the Office to Sub-Lessee described as an undivided 50% interest in the Office (the “Premises”) upon the terms and conditions as contained herein; and

3.

Sub-Lessee is desirous of leasing the Premises from Sub-Lessor on the terms and conditions as contained herein;

LEASE AGREEMENT

Sub-Lessor and Sub-Lessee agree as follows:

1. TERM. Sub-Lessor leases to Sub-Lessee and Sub-Lessee leases from Sub-Lessor the above described Premises for an initial period of one year from May 1, 2007 through April 30, 2008, together with a renewal for an additional one-year period through April 30, 2009 on the same terms at the sole option of the Sub-Lessee.

2. RENT. The monthly rent for the term hereof is the sum of eight hundred eleven and 75/100 DOLLARS ($811.75) payable in advance on the first day of each month of the term.  All such payments shall be made to Sub-Lessor at such address as Sub-Lessor shall from time to time designate on or before the due date and without demand.

3. ADDITIONAL EXPENSES.  Sub-Lessee shall be responsible for fifty percent (50%) of the monthly general office expenses incurred by Sub-Lessor in connection with the operation of the Premises (but none of the expenses associated with Sub-Lessor’s business).  Payment of Sub-Lessor’s share of such expenses shall be paid to Sub-Lessor as they are incurred upon periodic demand by Sub-Lessor.

4. USE OF PREMISES. The Premises shall be used and occupied by Sub-Lessee for purposes of conducting only such lawful purposes as are within Sub-Lessee’s ordinary course of business. Sub-Lessee shall not allow any other person to occupy the Premises, other than as a visitor, without first obtaining Sub-Lessor's written consent to such use.  Sub-Lessee shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

5. CONDITION OF PREMISES. Sub-Lessee stipulates, represents and warrants that Sub-Lessee has examined the Premises, and that they are at the time of this Lease in good order, repair, and in a safe, clean and tenantable condition.

6. ASSIGNMENT AND SUB-LETTING. Sub-Lessee shall not assign this Agreement, nor sub-let or grant any license to use the Premises or any part thereof without the prior written consent of Sub-Lessor. A consent by Sub-Lessor to one such assignment, sub-letting or license shall not be deemed to be a consent to any subsequent assignment, sub-letting or license. An assignment, sub-letting or license without the prior written consent of Sub-Lessor or an assignment or sub-letting by operation of law shall be absolutely null and void and shall, at Sub-Lessor's option, terminate this Agreement.

7. ALTERATIONS AND IMPROVEMENTS. Sub-Lessee shall make no alterations to the Premises without the prior written consent of Sub-Lessor. Any and all alterations, changes, and/or improvements built, constructed or placed on the Premises by Sub-Lessee shall, unless otherwise provided by written agreement between Sub-Lessor and Sub-Lessee, be and become the property of Sub-Lessor and remain on the Premises at the expiration or earlier termination of this Agreement.

8. HAZARDOUS MATERIALS. Sub-Lessee shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

9. UTILITIES. Sub-Lessor shall provide all utilities necessary for the use of the Premises by Sub-Lessee, subject to reimbursement by Sub-Lessee in accordance with Section 3, above.

10. MAINTENANCE AND REPAIR. Sub-Lessee will, at its sole expense, keep and maintain the Premises in good and sanitary condition and repair during the term of this Agreement and any renewal thereof.

11. DAMAGE TO PREMISES. In the event the Premises are destroyed or rendered wholly untenantable by fire, storm, earthquake, or other casualty not caused by the negligence of Sub-Lessee, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental provided for herein shall then be accounted for by and between Sub-Lessor and Sub-Lessee up to the time of such injury or destruction of the Premises, Sub-Lessee paying rentals up to such date and Sub-Lessor refunding rentals collected beyond such date. Should a portion of the Premises thereby be rendered untenantable, the Sub-Lessor shall have the option of either repairing such injured or damaged portion or terminating this Lease. In the event that Sub-Lessor exercises its right to repair such untenantable portion, the rental shall abate in the proportion that the injured parts bears to the whole Premises, and such part so injured shall be restored by Sub-Lessor as speedily as practicable, after which the full rent shall recommence and the Agreement continue according to its terms.

12. INSPECTION OF PREMISES. Sub-Lessor and Sub-Lessor's agents shall have the right at all reasonable times during the term of this Agreement and any renewal thereof to enter the Premises for the purpose of inspecting the Premises, and for the purposes of making any repairs, additions or alterations as may be deemed appropriate by Sub-Lessor for the preservation of the Premises.

13. SUB-LESSEE'S HOLD OVER. If Sub-Lessee remains in possession of the Premises with the consent of Sub-Lessor after the termination of this Agreement, a new tenancy from month-to-month shall be created between Sub-Lessor and Sub-Lessee which shall be subject to all of the terms and conditions hereof.

14. SURRENDER OF PREMISES. Upon the expiration of the term hereof, Sub-Lessee shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excepted.

15. QUIET ENJOYMENT. Sub-Lessee, upon payment of all of the sums referred to herein as being payable by Sub-Lessee and Sub-Lessee's performance of all Sub-Lessee's agreements contained herein, shall and may peacefully and quietly have, hold and enjoy said Premises for the term hereof.

16. INDEMNIFICATION. Sub-Lessor shall not be liable for any damage or injury of or to the Sub-Lessee, Sub-Lessee's guests, invitees, agents or employees or to any person entering Premises are a part or to goods or equipment, or in the Premises, and Sub-Lessee hereby agrees to indemnify, defend and hold Sub-Lessor harmless from any and all claims or assertions of every kind and nature.

17. DEFAULT. If Sub-Lessee fails to comply with any of the material provisions of this Agreement, other than the covenant to pay rent, or materially fails to comply with any duties imposed on Sub-Lessee by statute, within thirty (30) days after delivery of written notice by Sub-Lessor specifying the non-compliance and indicating the intention of Sub-Lessor to terminate the Lease by reason thereof, Sub-Lessor may terminate this Agreement.

18. ABANDONMENT. If at any time during the term of this Agreement Sub-Lessee abandons the Premises, Sub-Lessor may, at Sub-Lessor's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to Sub-Lessee for damages or for any payment of any kind whatever. Sub-Lessor may, at Sub-Lessor's discretion, as agent for Sub-Lessee, relet the Premises, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at Sub-Lessor's option, hold Sub-Lessee liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired term, if this Agreement had continued in force, and the net rent for such period realized by Sub-Lessor by means of such reletting. If Sub-Lessor's right of reentry is exercised following abandonment of the Premises by Sub-Lessee, then Sub-Lessor shall consider any personal property belonging to Sub-Lessee and left on the Premises to also have been abandoned, in which case Sub-Lessor may dispose of all such personal property in any manner Sub-Lessor shall deem proper and Sub-Lessor is hereby relieved of all liability for doing so.

19. GOVERNING LAW. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of New York.

20. SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

21. BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

22. DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the Sub-Lessor or Sub-Lessee.

23. CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

24. NON-WAIVER. No indulgence, waiver, election or non-election by Sub-Lessor under this Agreement shall affect Sub-Lessee's duties and liabilities hereunder.

25. MODIFICATION. The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties have caused these presents to be duly executed:

SUB-LESSOR:

Music Law Group

By:/s/ Peter Sotos

Name: Peter Sotos

Dated: May 1, 2007

SUB-LESSEE:

Gateway Certifications, Inc.

By: /s/ Lawrence Williams, Jr.

Name: Lawrence Williams, Jr.

Dated: May 1, 2007

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